UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2025

StandardAero, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42298	30-1138150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6710 North Scottsdale Road, Suite 250

Scottsdale, Arizona 85253

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (480) 377-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	SARO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On March 24, 2025, StandardAero, Inc. (the “Company”) issued a press release announcing that two of its stockholders (the “Selling Stockholders”), affiliates of The Carlyle Group Inc. and GIC Private Limited, intend to offer for sale in an underwritten secondary offering (the “Offering”) an aggregate of 30,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Selling Stockholders will receive all of the net proceeds from this offering. No shares are being sold by the Company. The Selling Stockholders expect to grant the underwriters a 30-day option to purchase up to an aggregate of 4,500,000 additional shares of Common Stock.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 24, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARDAERO, INC.

Date: March 24, 2025	By:	/s/ Daniel Satterfield
Daniel Satterfield Chief Financial Officer